Exhibit 99.1
TIPTREE ANNOUNCES FIRST QUARTER 2025 RESULTS
Greenwich, Connecticut - April 30, 2025 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the first quarter 2025.

The Company commented, “We are extremely pleased with the strong first quarter results, headlined by a 20% adjusted return on average equity. Fortegra achieved 13.5% growth in premium and premium equivalents, while delivering a combined ratio of 89.9%, despite substantial industry-wide catastrophic losses during the quarter. Our pipeline of opportunities remains robust, and the pricing environment continues to be favorable for underwriting new business. Net investment income saw a substantial increase this quarter. As our portfolio expands and investments mature, we are finding attractive opportunities to add high-quality bonds that enhance our overall book yield and future earnings profile. As always, we remain committed to growing long-term shareholder value and will continue to seek constructive ways to more fully reflect the intrinsic value of Tiptree’s businesses in our share price.”

	Three Months Ended March 31,
($ in thousands, except per share information)	2025	2024
Total revenues	$497,426	$498,221
Net income (loss) attributable to common stockholders	$5,635	$9,050
Diluted earnings per share	$0.13	$0.22
Cash dividends paid per common share	$0.06	$0.06
Return on average equity	4.8%	8.6%

Non-GAAP: (1)
Adjusted net income	$23,332	$20,533
Adjusted return on average equity	20.0%	19.5%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented after the impacts of non-controlling interests.

First Quarter 2025 Summary

•Revenues of $497.4 million for the quarter, a decrease of 0.2% from Q1'24, driven by growth in Fortegra’s specialty insurance lines, more than offset by lower service and administrative revenues and lower net realized and unrealized gains compared to the prior year. Excluding investment gains and losses, revenues increased 1.8%.

•Net income of $5.6 million compared to $9.1 million in Q1'24, driven by growth in our insurance business, more than offset by lower net realized and unrealized investments gains, and incremental interest expense on borrowings at the holding company level.

•Adjusted net income of $23.3 million increased by 13.6% from $20.5 million in Q1'24, driven by growth in our insurance business. Annualized adjusted return on average equity was 20.0% for the quarter, as compared to 19.5% in Q1'24.

•Declared a dividend of $0.06 per share to stockholders of record on May 12, 2025 with a payment date of May 19, 2025.

Segment Financial Highlights - First Quarter 2025

Insurance (The Fortegra Group):

	Three Months Ended March 31,
($ in thousands)	2025	2024
Gross written premiums and premium equivalents	$753,175	$663,417
Net written premiums	$357,689	$318,151
Total revenues	$480,581	$478,756
Income before taxes	$38,054	$36,811
Return on average equity	17.7%	22.3%
Combined ratio	89.9%	90.3%

Non-GAAP: (1)
Adjusted net income (before NCI)	$40,476	$34,133
Adjusted return on average equity	25.0%	28.3%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Gross written premiums and premium equivalents of $753.2 million for the quarter, an increase of 13.5%, driven by growth in specialty E&S insurance lines.

•Net written premiums were $357.7 million for the quarter, an increase of 12.4% consistent with the growth in gross written premiums and premium equivalents.

•Revenues increased 0.4% for the quarter driven by premium growth in specialty E&S and admitted lines. Excluding the impact of investment gains and losses, revenues increased by 1.7~~%~~ for the quarter.

•The combined ratio for the quarter was 89.9%, an improvement of 0.4 percentage points, reflecting the consistent underwriting performance and scalability of the Company’s operations. Included in the Q1’25 combined ratio was 6.7 percentage points related to net catastrophe losses of $30.3 million primarily from the California wildfires as compared to 0.3 percentage points in Q1’24.

•Income before taxes was $38.1 million for the quarter, an increase of 3.4%. Annualized after-tax return on average equity for the quarter was 17.7%, compared to 22.3% in Q1’24.

•Adjusted net income for the quarter of $40.5 million, up 18.6% from Q1'24. Annualized adjusted return on average equity for the quarter was 25.0%, compared to 28.3% in Q1’24.

•Fortegra’s total stockholders’ equity was $667.9 million as of March 31, 2025, compared to $625.5 million as of December 31, 2024, with the increase driven by growth in retained earnings and a decrease in the accumulated other comprehensive loss position.

Tiptree Capital:

	Three Months Ended March 31,
($ in thousands)	2025	2024
Total revenues	$16,845	$19,465
Income before taxes	$(26)	$3,746
Return on average equity	(0.4)%	7.7%

Non-GAAP: (1)
Adjusted net income	$163	$344
Adjusted return on average equity	0.6%	0.9%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Mortgage loss before taxes was $0.2 million for the quarter, as compared to income of $0.8 million in Q1'24, driven by lower origination volumes and unrealized losses on our mortgage servicing asset, partially offset by higher loan servicing fees.

Corporate:

Corporate includes expenses of the holding company for employee compensation and benefits, audit and professional fees, interest expense, and public company and other expenses. For the quarter, corporate expenses were $12.7 million compared to $10.9 million in Q1'24 driven by an increase in accrued incentive compensation expense and interest expense. As of March 31, 2025, outstanding borrowings at the holding company were $74.8 million.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. Adjusted net income and Adjusted return on average equity are presented before the impacts of non-controlling interests. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. In addition, we make certain forward-looking statements regarding the Company’s plans to take Fortegra public. Any initial public offering by Fortegra would be subject to a variety of factors, including market conditions, and may not be consummated. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in thousands, except share data)

	As of
	March 31, 2025	December 31, 2024
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$1,156,801	$1,107,929
Loans, at fair value	89,691	81,330
Equity securities	135,156	108,620
Other investments	52,413	53,084
Total investments	1,434,061	1,350,963
Cash and cash equivalents	342,282	320,067
Restricted cash	85,676	96,197
Notes and accounts receivable, net	798,438	799,131
Reinsurance recoverable	1,121,010	992,883
Prepaid reinsurance premiums	969,012	1,046,253
Deferred acquisition costs	554,386	565,872
Goodwill	206,496	206,706
Intangible assets, net	100,232	102,859
Other assets	207,899	213,858
Total assets	$5,819,492	$5,694,789

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$495,269	$427,089
Unearned premiums	1,732,009	1,766,068
Policy liabilities and unpaid claims	1,421,537	1,298,081
Deferred revenue	678,617	695,772
Reinsurance payable	361,711	443,083
Other liabilities and accrued expenses	446,887	407,925
Total liabilities	$5,136,030	$5,038,018

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 37,493,883 and 37,255,838 shares issued and outstanding, respectively	37	37
Additional paid-in capital	394,149	389,693
Accumulated other comprehensive income (loss), net of tax	(19,557)	(27,750)
Retained earnings	99,090	95,718
Total Tiptree Inc. stockholders’ equity	473,719	457,698
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	132,064	121,394
Total non-controlling interests	209,743	199,073
Total stockholders’ equity	683,462	656,771
Total liabilities and stockholders’ equity	$5,819,492	$5,694,789

Tiptree Inc.
Condensed Consolidated Statements of Operations (Unaudited)
($ in thousands, except share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Earned premiums, net	$363,437	$347,310
Service and administrative fees	97,298	110,487
Ceding commissions	3,633	2,744
Net investment income	11,729	6,758
Net realized and unrealized gains (losses)	6,831	15,624
Other revenue	14,498	15,298
Total revenues	497,426	498,221
Expenses:
Policy and contract benefits	209,313	207,664
Commission expense	151,600	156,948
Employee compensation and benefits	55,084	49,186
Interest expense	10,360	8,290
Depreciation and amortization	4,881	5,568
Other expenses	40,838	40,866
Total expenses	472,076	468,522
Income (loss) before taxes	25,350	29,699
Less: provision (benefit) for income taxes	12,382	13,818
Net income (loss)	12,968	15,881
Less: net income (loss) attributable to non-controlling interests	7,333	6,831
Net income (loss) attributable to common stockholders	$5,635	$9,050

Net income (loss) per common share:
Basic earnings per share	$0.15	$0.24
Diluted earnings per share	$0.13	$0.22

Weighted average number of common shares:
Basic	37,348,219	36,769,810
Diluted	38,447,518	37,779,412

Dividends declared per common share	$0.06	$0.06

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

Adjusted net income is defined as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. The calculation of adjusted net income excludes net realized and unrealized gains (losses) that relate to investments or assets rather than business operations. Adjusted net income is presented before the impacts of non-controlling interests. Adjusted return on average equity represents adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. We believe adjusted net income provides additional clarity on the results of the Company’s underlying business operations as a whole for the periods presented by excluding distortions created by the unpredictability and volatility of realized and unrealized gains (losses). We also believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies.

	Three Months Ended March 31, 2025
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$38,054	$(210)	$184	$(12,678)	$25,350
Less: Income tax (benefit) expense	(9,504)	71	(158)	(2,791)	(12,382)
Less: Net realized and unrealized gains (losses) (1)	3,419	1,013	(740)	—	3,692
Plus: Intangibles amortization (2)	3,334	—	—	—	3,334
Plus: Stock-based compensation expense	2,323	—	—	2,269	4,592
Plus: Non-recurring expenses (3)	3,417	—	—	—	3,417
Plus: Non-cash fair value adjustments (4)	2,019	—	—	—	2,019
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	4,723	4,723
Less: Tax on adjustments (6)	(2,586)	(264)	267	(371)	(2,954)
Adjusted net income (before NCI)	$40,476	$610	$(447)	$(8,848)	$31,791
Less: Impact of non-controlling interests	(8,459)	—	—	—	(8,459)
Adjusted net income	$32,017	$610	$(447)	$(8,848)	$23,332

Adjusted net income (before NCI)	$40,476	$610	$(447)	$(8,848)	$31,791
Average stockholders’ equity	$646,704	$55,859	$62,652	$(95,098)	$670,117
Adjusted return on average equity (7)	25.0%	4.4%	(2.9)%	NM%	19.0%

	Three Months Ended March 31, 2024
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$36,811	$753	$2,993	$(10,858)	$29,699
Less: Income tax (benefit) expense	(9,922)	(163)	(692)	(3,041)	(13,818)
Less: Net realized and unrealized gains (losses) (1)	(2,819)	(1,160)	(2,141)	—	(6,120)
Plus: Intangibles amortization (2)	3,971	—	—	—	3,971
Plus: Stock-based compensation expense	782	—	—	3,053	3,835
Plus: Non-recurring expenses (3)	3,170	—	—	—	3,170
Plus: Non-cash fair value adjustments (4)	4,211	—	—	—	4,211
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	4,465	4,465
Less: Tax on adjustments (6)	(2,071)	261	493	(487)	(1,804)
Adjusted net income (before NCI)	$34,133	$(309)	$653	$(6,868)	$27,609
Less: Impact of non-controlling interests	(7,076)	—	—	—	(7,076)
Adjusted net income	$27,057	$(309)	$653	$(6,868)	$20,533

Adjusted net income (before NCI)	$34,133	$(309)	$653	$(6,868)	$27,609
Average stockholders’ equity	$483,158	$52,591	$97,899	$(46,047)	$587,601
Adjusted return on average equity (7)	28.3%	(2.4)%	2.7%	NM%	18.8%

Notes
(1)
Net realized and unrealized gains (losses) added back in Adjusted net income excludes net realized and unrealized gains (losses) from the mortgage segment and unrealized gains (losses) on mortgage servicing rights.

(2)	Specifically associated with acquisition purchase accounting. See Note (7) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended March 31, 2025.
(3)
For the three months ended March 31, 2025 and 2024, included in other expenses were expenses related to legal, banker, and other expenses including expenses associated with preparation of the registration statement for the withdrawn Fortegra initial public offering in 2024.

(4)	For the three months ended March 31, 2025 and 2024, non-cash fair-value adjustments represent a change in fair value of the Fortegra Additional Warrant liability.
(5)	For the three months ended March 31, 2025 and 2024, included in the adjustment is an add-back of $4.7 million and $4.5 million, respectively, related to deferred tax expense from the WP Transaction.
(6)	Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts.
(7)
Total Adjusted return on average equity after non-controlling interests was 20.0% and 19.5% for the three months ended March 31, 2025 and 2024, respectively, based on $23.3 million and $20.5 million of Adjusted net income over $465.7 million and $420.8 million of average Tiptree Inc. stockholders’ equity.